UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

Cartesian, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34006 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302

Overland Park, Kansas 66210

(Address of principal executive office)(Zip Code)

(913) 345-9315

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New CFO

On September 29, 2015, Cartesian, Inc. (the "Company") entered into an employment agreement (the "Employment Agreement") with John C. Ferrara, pursuant to which Mr. Ferrara will become the Company's Chief Financial Officer (principal financial officer and principal accounting officer) ("CFO"). The appointment of Mr. Ferrara as CFO was previously approved by the Company's Board of Directors (the "Board") on September 24, 2015. Mr. Ferrara is expected to assume his new CFO role effective October 15, 2015. Peter H. Woodward will conclude his service as interim CFO at such time, and will continue to serve as the Company's Chief Executive Officer ("CEO").

Mr. Ferrara, age 64, most recently served as Chief Financial Officer of TheStreet, Inc., a publicly-traded digital financial media company, a role in which he served since February 2013. From March 2011 to February 2013, Mr. Ferrara served as Chief Operating Officer and Chief Compliance Officer of Invmetrics Holdings, Inc., formerly RogersCasey, Inc. Prior to Invmetrics, Mr. Ferrara served as Chief Financial Officer of EDGAR Online Inc., a provider of company data and public filings for equities, mutual funds and other publicly traded assets, from March 2008 to March 2010. From May 2006 to December 2007, Mr. Ferrara served as interim Chief Financial Officer of GAMCO Investors, Inc., a publicly-traded investment management company. In addition, Mr. Ferrara has held Chief Financial Officer positions at Space Holding Corporation, a private multimedia company dedicated to space, science and technology; Golden Books Family Entertainment Inc., a publicly-traded publisher, licensor, and marketer of entertainment products; and Renaissance Communications Corporation, a publicly-traded owner and operator of television stations. Since 1999, Mr. Ferrara has served on the board of directors of several public companies, including Response Genetics, Inc. (2008 to 2010), GAMCO Investors, Inc. (1999 to 2007), The LGL Group, Inc. (2004 to 2006), and LICT Corporation (formerly Lynch Interactive Corp) (1999 to 2006). Earlier in his career, Mr. Ferrara served in various positions at American Express Company, National Broadcasting Company (NBC) and Deloitte LLP.

There is no arrangement or understanding between Mr. Ferrara and any other persons pursuant to which he was appointed CFO, and there is no family relationship between Mr. Ferrara and any directors or executive officers of the Company. Mr. Ferrara is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Mr. Ferrara's Employment Agreement has a one-year term, unless terminated earlier as discussed below. If not earlier terminated, the Employment Agreement will renew automatically for successive one-year renewal terms unless either party gives the other party 60 days advance notice of such party's intent not to renew.

Pursuant to the Employment Agreement, Mr. Ferrara: (i) will receive an annual base salary of $250,000 per year, which shall be reviewed annually and adjusted upward as deemed appropriate by the Board's Compensation Committee; (ii) will be eligible to receive an annual bonus of up to 50% of his annual base salary based on his achievement of personal and Company objectives as agreed between Mr. Ferrara and the Board's Compensation Committee; (iii) will be eligible to participate in any health, disability and group life insurance plans or other perquisites and fringe benefits that the Company extends generally to the Company's officers; (iv) will be entitled to reimbursement of reasonable business expenses; and (v) will be entitled to relocation benefits consisting of a $6,000 cash payment per month until Mr. Ferrara's current home is sold (capped at $36,000 in aggregate cash payments and subject to gross-up to cover taxes) and up to a $10,000 cash reimbursement of moving expenses. In addition, Mr. Ferrara is entitled to a grant of 100,000 non-qualified stock options which vest as follows: (i) 37,500 vest when the market closing price of the Company's common stock is at $4.00 or greater for 30 consecutive days; (ii) 37,500 vest when the market closing price of the Company's common stock is at $5.00 or greater for 30 consecutive days; and (iii) 25,000 vest when the market closing price of the Company's common stock is at $6.00 or greater for 30 consecutive days. The exercise price of the options will be the market closing price on the date of grant, which is expected to occur shortly after Mr. Ferrara's commencement of employment with the Company.

The Employment Agreement will terminate upon Mr. Ferrara's death or "disability." Upon termination for death or disability, Mr. Ferrara (or his estate) will be entitled to any compensation earned through the date of such death or disability and any standard benefits then provided by the Company to employees at his level, as well as any reimbursable business expenses incurred through such date, and all other vested accrued benefits under any agreements between Mr. Ferrara and the Company and any applicable Company plans, programs, policies or arrangements, including without limitation, any incentive compensation agreements (collectively, the "Vested Accrued Benefits").

The Company may terminate the Employment Agreement at any time, with or without "cause," as defined in the Employment Agreement, upon written notice to Mr. Ferrara. Upon termination by the Company for "cause," Mr. Ferrara will be entitled to his base salary and accrued but unused vacation time through such date of termination, as well as any reimbursable business expenses incurred through such date, and the Vested Accrued Benefits. Upon termination by the Company without "cause" (or the Company's failure to allow for the renewal of the term of the Employment Agreement) and other than for death or disability, Mr. Ferrara will be entitled to his base salary and accrued but unused vacation time through such date of termination, as well as any reimbursable business expenses incurred through such date, a cash severance payment of six months of base salary (payable over six months), six months of premiums for COBRA coverage, and the Vested Accrued Benefits.

Mr. Ferrara may terminate the Employment Agreement at any time upon written notice to the Company. Upon termination by Mr. Ferrara other than for his "constructive termination," Mr. Ferrara will be entitled to his base salary, as well as any reimbursable business expenses incurred through termination, and the Vested Accrued Benefits. Upon termination by Mr. Ferrara for his "constructive termination," Mr. Ferrara will be entitled to the same benefits as to which he would be entitled upon his termination without cause as described above. The Employment Agreement defines "constructive termination" to mean the following occurrences, in each case, without Mr. Ferrara's consent and subject to cure provisions: (i) a material adverse change in Mr. Ferrara's position or duties or title; (ii) a material reduction in Mr. Ferrara's base salary or target bonus percentage; or (iii) a relocation of Mr. Ferrara's principal place of employment by more than 50 miles.

The Employment Agreement also provides benefits to Mr. Ferrara in connection with his termination in connection with a "change in control" of the Company in certain circumstances. The terms and provisions of the Employment Agreement will continue following a "change in control" of the Company. However, in the event that the Company terminates Mr. Ferrara without cause (or fails to allow for the renewal of the term of the Employment Agreement) and other than for death or disability, or Mr. Ferrara terminates his employment due to his constructive termination, at any time three months before or 12 months after a "change in control" of the Company, Mr. Ferrara will be entitled to his base salary and accrued but unused vacation time through such date of termination, as well as any reimbursable business expenses incurred through such date, a cash severance payment of 12 months of base salary, 12 months of premiums for COBRA coverage, and the Vested Accrued Benefits. The Employment Agreement defines a "change in control" of the Company to mean: (i) the sale, lease, conveyance or other disposition of at least 50% of the Company's assets; (ii) the direct or indirect acquisition by a person or group of beneficial ownership of more than 50% of the Company's voting securities; or (iii) a merger (in which the Company is not the surviving entity), consolidation, liquidation or dissolution of the Company or winding up of its business.

During the term of the Employment Agreement and thereafter, Mr. Ferrara has agreed to protect and maintain the confidentiality of the Company's confidential information and trade secrets and to assign to the Company any works relating to his service to the Company. Additionally, Mr. Ferrara has agreed that, during the term of his employment and for a one-year period thereafter, he will not (i) compete with the Company, (ii) solicit employees or independent contractors of the Company to terminate their relationship with the Company or (iii) solicit or do business with any customers or clients of the Company who were customers or clients during the twelve-month period prior to the termination of his employment or prospective customers or clients of the Company during the six-month period prior to the termination of his employment.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the terms and provisions of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Company will also enter into an Indemnification Agreement with Mr. Ferrara. The Indemnification Agreement provides for indemnification of, and advancement of litigation and other expenses to, Mr. Ferrara to the fullest extent permitted by law for claims relating to his service to the Company or its subsidiaries, subject to the terms and conditions contained in the form of Indemnification Agreement. The Indemnification Agreement is identical in all material respects to the indemnification agreements entered into with certain of the directors and officers of the Company. The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement incorporated herein by reference as Exhibit 10.2.

Appointment of New President

On September 29, 2015, the Company's Board appointed William Hill as the Company's President, effective immediately. Prior to his appointment as President, Mr. Hill served as Senior Vice President, Business Development of Cartesian Limited, a wholly-owned subsidiary of the Company. Mr. Woodward relinquished the title of President upon Mr. Hill's appointment, and will continue to serve as the Company's CEO.

Mr. Hill, age 49, is one of the co-founders of Cartesian Limited, which was acquired by the Company in 2007. He has served as the Senior Vice President, Business Development of Cartesian Limited since August 2011. In that role, Mr. Hill was responsible for business development and sales efforts within the Company's EMEA region. Mr. Hill previously served as the Vice President, Business Development of Cartesian Limited from January 2007 until August 2011 and served as a director of Cartesian Limited from August 1996 until December 2006. Prior to joining Cartesian Limited, Mr. Hill held various consulting positions within the utilities, transportation and cable industries focusing on data communications.

Mr. Hill's employment relationship with the Company will continue to be governed by his existing employment agreement with Cartesian Limited until he has obtained the necessary work visa to move to the United States. At that time, the Company intends to negotiate a new employment agreement with Mr. Hill and grant him equity awards in connection with his promotion. There is no arrangement or understanding between Mr. Hill and any other persons pursuant to which he was appointed President, and there is no family relationship between Mr. Hill and any directors or executive officers of the Company. Mr. Hill is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Separation from Service of COO

On September 29, 2015, the Company's Board approved the separation from service of Susan Simmons as the Company's Chief Operating Officer ("COO"), effective October 2, 2015 (the "Effective Date"). Following her separation from service as the Company's COO, Ms. Simmons is expected to remain involved with the Company in a consulting capacity as described below.

Pursuant to her Separation Agreement with the Company, dated as of September 29, 2015 (the "Separation Agreement"), Ms. Simmons will be entitled to the following payments and benefits, in lieu of any payments and benefits otherwise payable to Ms. Simmons pursuant to her Employment Agreement with the Company, dated as of October 20, 2006 (the "Employment Agreement"), or pursuant to any of the Company's cash or equity incentive compensation plans or agreements:

•	a cash separation payment of $305,000, payable in installments as follows: (i) $40,000 payable 10 days after execution of the Separation Agreement; (ii) $100,000 payable on October 23, 2015; (iii) $100,000 payable on November 20, 2015; and (iv) $65,000 payable on December 18, 2015;

•	salary and benefits accrued but unpaid up to the Effective Date, including accrued vacation payable in accordance with the Company's vacation cash-out policy in the amount of $14,100;

•	reimbursement of reasonable expenses accrued and payable, if any, as of the Effective Date; and

•	premiums for COBRA benefits for Ms. Simmons and her dependents for a period of nine months following the Effective Date.

As a condition to receiving the foregoing payments and benefits, Ms. Simmons has agreed to a general release of claims in favor of the Company and its affiliates and customary non-disclosure, non-solicitation, non-competition and non-disparagement provisions. In addition, all of Ms. Simmons' unvested awards under the Company's Equity Incentive Plan were forfeited and expired as of the Effective Date.

In addition, Ms. Simmons will be engaged as a consultant to the Company pursuant to a Consulting Agreement, effective as of October 5, 2015 which provides for an initial consulting term commencing on October 5, 2015 and terminating on June 30, 2016 (the "Service Period"). The Service Period may be extended by mutual written agreement of the Company and Ms. Simmons.

During the Service Period, Ms. Simmons will be available to provide advisory services relating to aspects of the business and operations of the Company as to which she gained specialized knowledge and experience in the course of her employment with the Company, as the Company may reasonably request, including, but not limited to, participating in communications to employees and customers, assisting in transitioning Ms. Simmons' relationships that are important to the Company, continuing to be involved in various corporate items as requested by the Company's CEO and providing services in certain customer engagements. In addition, Ms. Simmons has agreed to inform the Company of any opportunities to provide consulting services to organizations involved in the Company's industry, as identified by Ms. Simmons, and to facilitate the Company's pursuit of such opportunities. In consideration for providing services during the Service Period, Ms. Simmons will receive fees for consulting work performed and reimbursement for reasonable expenses and may earn commissions for new business generated. In addition, Ms. Simmons has agreed to customary work product assignment provisions.

The foregoing summary of the Separation Agreement is not complete and is qualified in its entirety by reference to the terms and provisions of the Separation Agreement, a copy of which is attached hereto as Exhibits 10.3, and incorporated herein by reference.

Item 7.01	Regulation FD.

On October 1, 2015, the Company issued a press release announcing certain of the matters disclosed under Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Exhibit 99.1 shall not be deemed "filed" for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act made after the date hereof, the information contained in Exhibit 99.1 attached hereto shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of September 29, 2015, by and between Cartesian, Inc. and John C. Ferrara
10.2	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 20, 1999)
10.3	Separation Agreement, dated as of September 29, 2015, by and between Cartesian, Inc. and Susan Simmons
99.1	Press Release dated October 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN, INC.

By:	/s/ Peter H. Woodward
Peter H. Woodward Chief Executive Officer

Date: October 1, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of September 29, 2015, by and between Cartesian, Inc. and John C. Ferrara
10.2	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 20, 1999)
10.3	Separation Agreement, dated as of September 29, 2015, by and between Cartesian, Inc. and Susan Simmons
99.1	Press Release dated October 1, 2015